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                                                                    Exhibit 10.8

                                PROMISSORY NOTE
                                ---------------

$12,500,000
                                                             Englewood, Colorado
                                                               February 23, 2001

          FOR VALUE RECEIVED, the undersigned, Liberty Digital, Inc. ("Maker"), promises to pay to the order of Liberty Media Corporation, a Delaware corporation ("Payee"), at 9197 South Peoria Street, Englewood, Colorado 80112, or at such other place as Payee may from time to time designate by written notice to Maker, in lawful money of the United States of America, the sum of TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS (US $12,500,000) plus interest from the date of this Note on the unpaid balance. All principal and interest is to be paid without setoff or counterclaim as set forth below. Maker further agrees as follows:

     Section 1.  Interest Rate.
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               (a)  Except as provided in Section 1(c), this Note will bear interest at a per annum rate of ten percent (10%) from the date hereof until this Note is paid in full. Interest shall be payable monthly in arrears, at maturity and at the time of any payment or prepayment of principal.

               (b) Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

               (c) After an Event of Default (as defined below) has occurred or maturity (whether by acceleration or otherwise, and before as well as after judgment), all unpaid principal and accrued interest shall bear interest until it is paid at two percent (2%) in excess of the interest rate otherwise applicable to the unpaid balance under this Note.

               (d) All agreements between Maker and Payee are expressly limited so that in no contingency or event whatsoever shall the interest paid or agreed to be paid to Payee for the use, forbearance, or detention of the indebtedness evidenced by this Note exceed the maximum rate permissible under applicable law (the "Maximum Rate"). If under any circumstance Payee should ever receive an amount which would represent interest in excess of the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal amount owing under this Note and not to the payment of interest.

     Section 2.  Payments.
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               (a)  All outstanding amounts owing under this Note, including unpaid interest and principal, shall be due and payable one business day after Payee's demand therefor (including, without limitation, any written demand delivered by telecopier), given at any time on or after August 22, 2001.

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               (b)  Maker shall have the right to prepay this Note in full at any time or in part from time to time and without premium or penalty, upon three business days' notice to Payee of Maker's intention to prepay this Note.

               (c) On any date that Maker or any of its subsidiaries receives cash proceeds from the sale, transfer or other disposition of any securities or other property of, or held by, any of its Unrestricted Subsidiaries (as defined in the Loan Agreement referred to in clause (vi) of Section 4), Maker shall prepay the outstanding amounts due under this Note in an amount equal to the amount of such proceeds.

     Section 3. Subordination. The indebtedness evidenced by this Note is
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subordinated to the prior payment in full of the Obligations (as defined in the
Affiliate Debt Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Affiliate Debt Subordination Agreement, dated as of February 23, 2001, by and among Maker and the Subordinated Creditors (as defined in such Affiliate Debt Subordination Agreement) in favor of the Holders (as defined in such Affiliate Debt Subordination Agreement), the provisions of which are incorporated herein and by this reference made a part hereof.

     Section 4. Default. Upon the occurrence of any of the following events
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(each an "Event of Default") then (a) if such event is an Event of Default specified in clause (iii), (iv) or (v), the entire unpaid principal of this Note, together with accrued interest, shall become immediately due and payable, and (b) if such event is any other Event of Default, Payee may declare all amounts owed pursuant to this Note to be due and payable forthwith, whereupon the same shall immediately become due and payable:

     (i) any failure on the part of Maker to make any payment when due, whether by acceleration or otherwise;

     (ii) any failure on the part of Maker to keep or perform any of the terms or provisions (other than payment) of this Note, the Security Agreement or the Subordination Agreement;

     (iii) Maker commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute;

     (iv) a proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute, and relief is ordered against it, or the proceeding is controverted but is not dismissed within sixty (60) days after commencement thereof;

     (v) Maker consents to or suffers the appointment of a receiver, trustee, or custodian to any substantial part of its assets that is not vacated within thirty (30) days; or

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     (vi)  the occurrence of an Event of Default under and as defined in the
           Loan Agreement, dated as of December 30, 1997, among Maker, the several banks whose names appear on the signature pages thereto, Bank of America National Trust and Savings Association, as Administrative Agent, and Credit Lyonnais New York Branch and Royal Bank of Canada, as Syndication Agents, as amended.

     Section 5.  Waivers.
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           (a)  Maker waives demand (except for any demand pursuant to Section
2(a) of this Note), presentment, protest, notice of protest, notice of dishonor, and all other notices or demands of any kind or nature with respect to this Note (except for any demand pursuant to Section 2(a) of this Note).

           (b) Maker agrees that a waiver of rights under this Note shall not be deemed to be made by Payee unless such waiver shall be in writing, duly signed by Payee, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of Payee or the obligations of Maker in any other respect at any other time.

           (c) Maker agrees that in the event Payee demands or accepts partial payment of this Note, such demand or acceptance shall not be deemed to constitute a waiver of any right to demand the entire unpaid balance of this Note at any time in accordance with the terms of this Note.

     Section 6.  Collection Costs. Maker will upon demand pay to Payee the
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amount of any and all reasonable costs and expenses including, without limitation, the reasonable fees and disbursements of its counsel (whether or not suit is instituted) and of any experts and agents, which Payee may incur in connection with the enforcement of this Note.

     Section 7.  Assignment of Note. The Maker will not be permitted to assign
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or transfer this Note or any of its obligations under this Note in any manner whatsoever except with the prior written consent of Payee.

     Section 8.  Miscellaneous.
                 -------------

           (a) This Note may be modified only by prior written agreement signed by the party against whom enforcement of any waiver, change, or discharge is sought.

           (b) This Note shall be governed by, and construed in accordance with, the laws of the State of Colorado, without giving effect to such state's principles of conflict of laws.

           (c) Subject to Section 7, the covenants, terms, and conditions contained in this Note apply to and bind the successors and assigns of the parties.

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           (d)  This Note constitutes a final written expression of all the terms of the agreement between the parties regarding the subject matter hereof, is a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous agreements, understandings, and representations between the parties. If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

          (e) All notices, consents, or other communications provided for in this Note or otherwise required by law shall be in writing (including a written communication sent by telecopier) and may be given to or made upon the respective parties at the following mailing addresses:

          Payee:         Liberty Media Corporation
                         9197 South Peoria Street
                         Englewood, Colorado 80112
                         Attention: General Counsel
                         Fax:  720/875-5382

          Maker:         Liberty Digital, Inc.
                         1100 Glendon Avenue, Suite 2000
                         Los Angeles, California 90024
                         Attention: Mark D. Rozells
                         Fax:  310/209-3660

Such addresses may be changed by notice given as provided in this subsection. Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received no later than three (3) business days following the date of sending.

          (f)  Time is of the essence under this Note.

                           (Signature page follows)

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     IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first set forth above.

                                        LIBERTY DIGITAL, INC.


                                        By:   ----------------------------------
                                        Name: ----------------------------------
                                        Its:  ----------------------------------

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